EXHIBIT 23.6


                            CONSENT OF LEGAL COUNSEL


        We hereby consent to the use, in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our name as special legal counsel to General Communication, Inc. in the preparation of the Proxy Statement/Prospectus and the rendering of certain opinions including an opinion as to the legality of the shares to be issued by General Communication, Inc.



                                              WOHLFORTH, ARGETSINGER,
                                              JOHNSON & BRECHT
                                              A Professional Corporation


                                                     /S/




Anchorage, Alaska
October 4, 1996



                                                         REGISTRATION STATEMENT
                                                                         II-632